FOR IMMEDIATE RELEASE -
Telephone: 609-561-9000
Media Contact: Marissa Travaline x4227
e-mail: mtravaline@sjindustries.com

IR Contact: Eric Jacobson
e-mail: ejacobson@sjindustries.com

South Jersey Industries Declares Quarterly Dividend

Folsom, NJ, May 14, 2018 - South Jersey Industries’ (NYSE:SJI) board of directors declared its regular dividend of $0.28000 per share for the second quarter of 2018. The dividend is payable July 3, 2018 to shareholders of record at the close of business June 11, 2018. This is SJI’s 67th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

ABOUT SOUTH JERSEY INDUSTRIES
South Jersey Industries (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers energy solutions to its customers through three primary subsidiaries. South Jersey Gas delivers safe, reliable, affordable natural gas and promotes energy efficiency to approximately 385,000 customers in southern New Jersey. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; acquiring and marketing natural gas and electricity for retail customers; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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